EXHIBIT 32.1

Certification Pursuant to
Exchange Act Rule 15d-14(b) and
18 U.S.C. Section 1350

In connection with the Amendment No. 1 to the Quarterly Report of Shopoff Properties Trust, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Shopoff, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Shopoff Properties Trust, Inc. and will be retained by Shopoff Properties Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: October 28, 2010	/s/ William A. Shopoff
Name: William A. Shopoff
Title: Chief Executive Officer